FORM OF SERIES C WARRANT

FREESEAS INC.

Series C Warrant To Purchase Common Stock

Series C Warrant No.: ____

Date of Issuance: May [__], 2014 (“Issuance Date”)

FreeSeas Inc., a Marshall Islands corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [___________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant, to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [___________] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Purchased Warrants”) issued pursuant to the Offering (as defined in that certain Placement Agent Agreement, dated as of May [__], 2014, by and between the Company and Dawson James Securities, Inc., pursuant to which the investor(s) in connection therewith are third-party beneficiaries (as may be amended from time to time, the “Placement Agent Agreement”)) consummated on the Issuance Date.

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via e-mail, facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the later of (i) the date on which the Company has received an Exercise Notice or (ii) the date on which the Company receives the Aggregate Exercise Price, the Company shall transmit by e-mail or facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the later of (i) the date on which the Company has received such Exercise Notice or (ii) if the Aggregate Exercise Price is not paid by the Holder within one (1) Trading Day following such exercise as contemplated above in this Section 1(a), the date on which the Company receives the Aggregate Exercise Price (such later date is referred to herein as the “Delivery Date”), the Company shall (X) provided that (I) the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (II) either a registration statement for the issuance to the Holder of the applicable Warrant Shares to be issued pursuant to such Exercise Notice is effective and the prospectus contained therein is usable or such Warrant Shares to be so issued are otherwise freely tradable, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if either of the immediately preceding clauses (I) or (II) are not satisfied, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder and upon surrender hereof by the Holder at the principal office of the Company, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $[___]1, subject to adjustment as provided herein.

 1130% of the conversion price of the Series D Preferred Stock on the Issuance Date (rounded to the nearest cent)

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(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue to the Holder on or before the applicable Delivery Date, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) on or prior to the applicable Delivery Date, and if on or after such Delivery Date the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise or exchange that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice or Exchange Notice, as the case may be, and ending on the date of such issuance and payment under this clause (ii).

(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), the Holder may, in its sole discretion (and without limiting the Holder’s rights and remedies contained herein or in any of the other Transaction Documents (as defined in the Placement Agent Agreement)), exercise this Warrant in whole or in part and, from and after the ninety (90) day anniversary of the Issuance Date, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise a cash payment from the Company equal to the product of (i) the total number of shares with respect to which this Warrant is then being exercised multiplied by (ii) the Black Scholes Value (as defined below) (the “Exchange Amount”). If (x) no Equity Conditions Failure has occurred or (y) an Equity Conditions Failure has occurred other than as a result of any of the conditions specified in clauses (ii) or (v) of the definition thereof, the Company may elect to treat such notice as a cashless exercise of the Warrant with respect to the number of shares specified in “A” below and issue the “Net Number” of shares of Common Stock determined according to the following formula with respect thereto (a “Cashless Exercise”), as follows:

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Net Number = (A x B) / C

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= Black Scholes Value (as defined below).

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise (as defined below).

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f)          Limitations on Exercises and Exchanges. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable or exchangeable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its Affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise or exchange this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Certificate of Designation.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise or exchange of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Purchased Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise or exchange of the Purchased Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise or exchange of all of the Purchased Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Purchased Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its commercially reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and from the Issuance Date and until the two year anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Certificate of Designation) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to “EP1” below (provided, however, the Exercise Price shall not be reduced as set forth below with respect to a Dilutive Issuance in which the Holder has participated):

OB + (AC / EP)

EP1 =   EP   x   _________________

OA

EP = the Exercise Price in effect immediately prior to such Dilutive Issuance

OB = the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance

AC = the consideration, if any, received by the Company upon such Dilutive Issuance

OA = the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall apply:

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(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) or (b) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). In addition, and notwithstanding anything to the contrary contained herein, (x) upon a Cashless Exercise as set forth in Section 1(d) hereof, the number of Warrant Shares for which this Warrant is exercisable immediately following such Cashless Exercise shall be equal to (i) the number of Warrant Shares for which this Warrant was exercisable immediately prior to such Cashless Exercise less (ii) the number of Warrant Shares as to which such Cashless Exercise was exercised (such number of Warrant Shares in this clause (ii) in respect of such Cashless Exercise being equal to “A” in such Cashless Exercise formula in respect of such Cashless Exercise) and (y) the number of Warrant Shares issuable hereunder shall automatically be increased, as necessary, to enable to the Company to comply with its obligations to issue the Net Number of shares of Common Stock under Section 1(d) hereof upon any Cashless Exercise hereunder.

(d)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)          Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Required Holders (as defined below) do not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Required Holders shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

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3.          RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company, at any time prior to the three year anniversary of the Issuance Date, shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage), provided further, such Distribution shall be held in abeyance for the benefit of the Holder until such time as the Holder exercises this Warrant (whether in whole or in part), and subject to the foregoing proviso, upon each exercise of this Warrant the Company shall make such Distribution to the Holder with respect to each Warrant Share for which this Warrant is so exercised until such time as this Warrant has been exercised in full).

4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if the Company, at any time prior to the three year anniversary of the Issuance Date, grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage), and provided further, that such Purchase Rights shall be held in abeyance for the benefit of the Holder until such time as the Holder exercises this Warrant (whether in whole or in part), and subject to the foregoing proviso, upon each exercise of this Warrant the Company shall deliver such Purchase Rights to the Holder with respect to each Warrant Share for which this Warrant is so exercised until such time as this Warrant has been exercised in full).

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents related to this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements confirming the obligations of the Successor Entity as set forth in this paragraph (b) and (c) and elsewhere in this Warrant and an obligation to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon exercise of this Warrant following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

(c)          Black Scholes Value — FT. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission (the “SEC”), the Company or the Successor Entity, at the election of the Holder, shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value — FT.

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(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants issued hereunder) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Placement Agent Agreement), Bylaws (as defined in the Placement Agent Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Purchased Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Purchased Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Purchased Warrants then outstanding (without regard to any limitations on exercise).

6.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

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7.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.          NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 10 of the Placement Agent Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities, indebtedness, or other property pro rata to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder (whether under this Section 8 or otherwise) constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Report of Foreign Private Issuer on Form 6-K.

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9.          AMENDMENT AND WAIVER. Except as otherwise expressly set forth herein, the provisions of this Warrant may be amended only with the written consent of the Company and the Required Holders. Any amendment effected in accordance with this Section 9 shall be binding upon the Holder and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all Purchased Warrants then outstanding, (2) imposes any obligation or liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion) or (3) applies retroactively. Except as otherwise expressly set forth herein, no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders (in a writing signed by all of the Required Holders) may waive any provision of this Warrant, and any waiver of any provision of this Warrant made in conformity with the provisions of this Section 9 shall be binding on the Holder, provided that no such waiver shall be effective to the extent that it (1) applies to less than all Purchased Warrants then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion). Notwithstanding the foregoing, nothing contained in this Section 9 shall permit any amendment or waiver of any provision of Section 1(f) or the waiver of any Equity Conditions Failure if such failure in any manner resulted from clause (ii) of the definition thereof.

10.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall (i) be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) limit, or be deemed to limit, any provision of Section 13. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.         DISPUTE RESOLUTION.

(a)          Disputes Over the Exercise Price, Exchange Amount, Exchange Price, Closing Sale Price, Bid Price, the Black Scholes Value – FT or Fair Market Value.

(i)          In the case of a dispute relating to the Exercise Price, the Exchange Amount, the Exchange Price, the Closing Sale Price, the Closing Bid Price, the Bid Price, the Black Scholes Value – FT or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Required Holders (as the case may be) shall submit the dispute via e-mail or facsimile (I) within twenty (20) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Required Holders (as the case may be) or (II) if no notice gave rise to such dispute, at any time after the Required Holders learned of the circumstances giving rise to such dispute. If the Required Holders and the Company are unable to resolve such dispute relating to the Exercise Price, the Exchange Amount, the Exchange Price, the Closing Sale Price, the Closing Bid Price, the Bid Price, the Black Scholes Value – FT or fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Required Holders (as the case may be) of such dispute to the Company or the Required Holders (as the case may be), then the Required Holders shall select an independent, reputable investment bank to resolve such dispute.

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(ii)         The Required Holders and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Required Holders selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Required Holders or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Required Holders or otherwise requested by such investment bank, neither the Company nor the Required Holders shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)        The Company and the Required Holders shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Required Holders of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the Company (provided that such fees and expenses shall be borne equally by the Company and the Required Holders only if such investment bank’s determination of the disputed Exercise Price, Exchange Amount, Exchange Price, Closing Sale Price, Closing Bid Price, Bid Price, Black Scholes Value – FT or fair market value (as the case may be) was equal to or greater than 98% of the Company’s determination thereof that gave rise to the applicable dispute), and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)          Disputes Over Arithmetic Calculation of Warrant Shares.

(i)          In the case of a dispute as to the arithmetic calculation of the number of Warrant Shares, the Company or the Required Holders (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within twenty (20) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Required Holders (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Required Holders learned of the circumstances giving rise to such dispute. If the Required Holders and the Company are unable to resolve such disputed arithmetic calculation of the number of Warrant Shares by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Required Holders (as the case may be) of such disputed arithmetic calculation of the number of Warrant Shares to the Company or the Required Holders (as the case may be), then the Required Holders shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation of the number of Warrant Shares.

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(ii)         The Required Holders and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13(b) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation of the number of Warrant Shares, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Required Holders selected such accountant or accounting firm (as the case may be) (the “Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Documentation”) (it being understood and agreed that if either the Required Holders or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation of the number of Warrant Shares and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation of the number of Warrant Shares based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Required Holders or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor the Required Holders shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the number of Warrant Shares (other than the Required Documentation).

(iii)        The Company and the Required Holders shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and the Required Holders of the results no later than ten (10) Business Days immediately following the Submission Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant’s or accounting firm’s (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

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(c)          Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Required Holders (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each party is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (1) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (2) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (3) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (4) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (5) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (1) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (2) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (3) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (4) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (5) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iv) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected accountant’s or accounting firm’s performance of the applicable arithmetic calculation of the number of Warrant Shares, (v) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section 13(a) shall be governed by Section 13(a) and not by Section 13(b), (vi) the Required Holders (and only the Required Holders), in their sole discretion, shall have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (vii) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 13(a) or Section 13(b)).

14.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.         TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

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16.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Bid Price of the Common Stock as of Trading Day immediately preceding the Issuance Date (adjusted upward to the same extent that the Exercise Price hereunder has been adjusted upward pursuant to Section 2(a) hereof), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant as of the applicable Cashless Exercise, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five (5) years (regardless of the actual remaining term of the Warrant).

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(c)          “Black Scholes Value — FT” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(c) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 135% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)          “Certificate of Designation” means that certain Certificate of Designations of Series D Convertible Preferred Stock of the Company, as may be amended from time to time.

(g)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(h)          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(i)           “Common Stock Deemed Outstanding” means, as of the particular time of determination, the number of shares of Common Stock actually issued and outstanding at such time (but excluding any issued and outstanding shares of Common Stock owned or held by or for the account of the Company).

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(j)          “Convertible Securities” means any stock, note, debenture or other security (other than Options) that is, or may become, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k)          “Eligible Market” means the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Principal Market, the OTCBB, the OTCQX or the OTCQB (or any successor to any of the foregoing).

(l)          “Equity Conditions” means: (i) the Company shall have complied in all material respects with all applicable securities laws and regulations and all rules and regulations of the Eligible Markets in respect of the offer, sale and issuance of the Securities under the Transaction Documents, (ii) the Common Stock (including all shares of Common Stock to be received by Holder) shall be listed or designated for quotation (as applicable) on an Eligible Market and no Trading Market Event (or event which with notice or passage of time would be a Trading Market Event) has occurred, nor shall delisting or suspension by any Eligible Market be pending or threatened (iii) the Company shall be in compliance in all material respects with all of its obligations under all of the Transaction Documents, (iv) each of the Registration Statement (as defined in the Placement Agent Agreement) and the prospectus contained therein shall be effective and fully available for use with respect to the issuance of all of the Securities, including, without limitation, any Warrant Shares issued pursuant to a cash exercise hereof, including without limitation a Mandatory Exercise under Section 17, (v) all Conversion Shares (as defined in the Placement Agent Agreement) and Warrant Shares (including any Warrant Shares to be received upon exercise or exchange of this Warrant and including any Warrant Shares to be issued in a cash exercise) shall be then (or upon such issuance (as the case may be)) freely tradable by the Holder without restriction of any kind or nature (and the Company shall have no knowledge of any fact which would reasonably be expected to negate the foregoing in the foreseeable future), (vi) no limitation shall be applicable with respect to the issuance of any Warrant Shares hereunder (other than under Section 1(f)), and (vii) the Company is fully reporting under the 1934 Act and Rule 144 (as defined in the Placement Agent Agreement) and has been such on a timely basis for the 15 months immediately preceding the date of determination. For purposes hereof, a “Trading Market Event” shall mean if the Company or the Common Stock or any shares of Common Stock issued or issuable hereunder or under any other Transaction Document shall cease or fail to be listed for trading or quoted on any Eligible Market or shall fall below any dollar threshold for listing or qualification or the Company shall then not be in compliance with any applicable listing or qualification standard (or will be with the passage of time).

(m)          “Equity Conditions Failure” means that on any applicable date of determination, any of the Equity Conditions have not been satisfied.

(n)          “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

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(o)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(p)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(s)          “Principal Market” means the Nasdaq Capital Market.

(t)          “Required Holders” means, collectively, as of a particular time of determination, (as applicable) (i) each Significant Buyer or (ii) if no Significant Buyer exists as of such time of determination, holders of Purchased Warrants then exercisable for an aggregate number of shares of Common Stock equal to at least 66.7% of the number of shares of Common Stock issuable upon exercise of all Purchased Warrants outstanding as of such time of determination (disregarding all limitations on exercise set forth in the Purchased Warrants).

(u)          “Significant Buyer” means a holder of Series D Preferred Stock (as defined in the Certificate of Designation) who purchased at least 10,000 shares of Series D Preferred Stock on the Initial Issuance Date (as defined in the Certificate of Designation) for so long as such holder holds any shares of Series D Preferred Stock or any Purchased Warrants.

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(v)         “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(x)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(y)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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17.         MANDATORY EXERCISE. If at any time after the one hundred eighty (180) day anniversary of the Issuance Date, the Closing Bid Price of the Common Stock is at a price greater than or equal to $[____]2 (as adjusted for stock splits, stock combinations and the like occurring from and after the Issuance Date, the “Trigger Price”) for twenty (20) consecutive Trading Days and the average daily dollar volume of the Common Stock during such twenty (20) consecutive Trading Days is equal to or exceeds $1,000,000 (such period being the “Trigger Period”), then (provided no Equity Conditions Failure shall have occurred or be continuing during such period) the Company shall have the right to require the Holder to exercise for cash all, but not less than all, of this Warrant for all of the then-remaining Warrant Shares as further set forth below. The Company may exercise its right to require exercise under this Section 17 (the “Mandatory Exercise Right”) on one occasion (or, if the Holder delivers to the Company a Blocker Notice (as defined below), such number of additional occasions as necessary to permit a Mandatory Exercise with respect to the entire amount of Warrant Shares issuable hereunder). The Company shall exercise its Mandatory Exercise Right (to the extent permitted hereby) by delivering, within ten (10) Trading Days following the end of the Trigger Period, a written notice thereof by e-mail or facsimile to the Holder (the “Mandatory Exercise Notice” and the date such notice is so delivered in accordance with Section 10 of the Placement Agent Agreement is referred to as the “Mandatory Exercise Notice Date”). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall (1) state the Trading Day selected for the Mandatory Exercise in accordance with this Section 17, which Trading Day shall be at least five (5) Trading Days but not more than fifteen (15) Trading Days following the Mandatory Exercise Notice Date (the “Mandatory Exercise Date”), (2) state the number of shares of Common Stock to be issued to the Holder on the Mandatory Exercise Date, and (3) contain a certification from the Chief Executive Officer of the Company that there has been no Equity Conditions Failure as of the Mandatory Exercise Notice Date. Any portion of this Warrant exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the number of Warrant Shares for which this Warrant is required to be exercised on the Mandatory Exercise Date. If the Company has elected a Mandatory Exercise, the mechanics of exercise set forth in Section 1 shall apply, to the extent applicable, as if the Company had received from the Holder on the Mandatory Exercise Date an Exercise Notice with respect to all of the then-remaining Warrant Shares (or the Permitted Exercise Amount (as defined below) of Warrant Shares, as applicable). Notwithstanding anything contained in this Section 17 to the contrary (but subject to the last sentence of this Section 17), if (I) the Closing Bid Price of the Common Stock is less than the Trigger Price on any day during the period commencing on the Mandatory Exercise Notice Date and ending on the Trading Day immediately preceding the Mandatory Exercise Date; (II) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Market on any Trading Day during the period commencing on the Mandatory Exercise Notice Date and ending on the Trading Day immediately preceding the Mandatory Exercise Date is less than $1,000,000; or (III) an Equity Conditions Failure occurs on any day since the occurrence of the Trigger Period, then the Mandatory Exercise Notice delivered to the Holder shall be null and void ab initio and the Mandatory Exercise shall not occur and the Mandatory Exercise Right shall expire and no longer be exercisable. If the Company elects to cause a mandatory exercise of this Warrant pursuant to this Section 17, then it must simultaneously take the same action with respect to all of the other Purchased Warrants then outstanding, if any, held by any person other than the Holder. Notwithstanding anything contained in this Section 17 to the contrary, an effort by the Company to exercise its right under this Section 17 shall be stayed to the extent the Holder delivers a written notice to the Company stating that such exercise would result in a violation of Section 1(f) (a “Blocker Notice”), in which case the Company shall have the right to require the Holder to exercise this Warrant for such number of Warrant Shares that may be exercise hereunder without violating Section 1(f) (the “Permitted Exercise Amount”) and from time to time thereafter the Holder shall exercise this Warrant (so long as no Equity Conditions Failure has occurred from and after the Mandatory Exercise Notice Date) in such amounts and from time to time until fully exercised, subject to ongoing compliance with Section 1(f) hereof and subject to Holder’s rights hereunder and the other terms and conditions hereof following the Mandatory Exercise Date.

[signature page follows]

2 125% of the Initial Exercise Price (rounded to the nearest cent)

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

FREESEAS INC.

By:
Name:
Title:

[Signature Page to Series C Warrant to Purchase Common Stock]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

FREESEAS INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of FreeSeas Inc., a company incorporated under the laws of the Marshall Islands (the “Company”), evidenced by Series C Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares, the Holder represents and warrants that the Exchange Amount is $___________ and, if the Company is permitted to elect to issue shares of Common Stock, ____________ shares of Common Stock are to be delivered to Holder as the Net Number pursuant to such Cashless Exercise, as further specified in Annex A to this Exercise Notice.

2.          Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Account Number:_____________________________________
  (if electronic book entry transfer)

Transaction Code Number:_____________________________________
  (if electronic book entry transfer)

ANNEX A TO EXERCISE NOTICE

CASHLESS EXERCISE EXCHANGE CALCULATION

TO BE FILLED IN BY THE REGISTERED HOLDER TO EXCHANGE THIS

WARRANT TO PURCHASE COMMON STOCK FOR COMMON STOCK IN A
CASHLESS EXERCISE PURSUANT TO SECTION 1(d) OF THE WARRANT

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Net Number = (A x B)/C = ________________ shares of Common Stock

            For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised = _________________.

B= Black Scholes Value = ______________.

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise = ______________.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock.

FREESEAS INC.

By:
Name:
Title: